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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form SB-2 (file No. 333-58313) of our report dated May 21, 1997, except for Note 14, Subsequent Events -- Stock Split for which the date is August 10, 1998, on our audit of the statement of operations, shareholders' equity and cash flows of Orthopaedic Biosystems Ltd., Inc. We also consent to the references to our firm under the captions "Experts" and "Selected Financial Data."


PRICEWATERHOUSECOOPERS LLP

Phoenix, Arizona

August 10, 1998